Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

April 14, 2020

Gulf Island Announces

Virtual 2020 Annual Meeting of Shareholders

HOUSTON, TX - Gulf Island Fabrication, Inc. (“Gulf Island” or the “Company”) (NASDAQ: GIFI) today announced that after careful consideration, in light of the public health impact of the COVID-19 pandemic and to prioritize the health and well-being of meeting participants, the Company will hold a virtual meeting in place of a physical in-person gathering for its 2020 annual meeting of shareholders (the “2020 annual meeting”).  Shareholders will not be able to attend the 2020 annual meeting in person.

The 2020 annual meeting will still be held on Friday, May 22, 2020 at 9:00 a.m., Central time as originally scheduled, but without a physical in-person meeting. The Company’s shareholders of record, as of March 19, 2020, and beneficial owners of the Company’s common stock holding a legal proxy from their bank, broker, trustee or other nominee, will be able to participate in (including submitting questions) and vote at the virtual 2020 annual meeting, via live audio webcast accessible at https://web.lumiagm.com/266826102.

To be admitted to the virtual 2020 annual meeting, shareholders must enter the control number found on their proxy card (or if a beneficial owner, as provided when you registered in advance) and enter in the password for the meeting, which is: gulf2020 (password is case sensitive).  Beneficial owners must submit their legal proxy and register in advance to participate in the virtual 2020 annual meeting.

Questions and answers relating to the virtual meeting format, including specific instructions on how to be admitted to the meeting and how to participate, can be found on the Company’s website at www.gulfisland.com/eproxy and will be filed as additional materials with the Securities and Exchange Commission (the “SEC”). Shareholders may also access copies of the notice of the change of location of the 2020 annual meeting, the 2020 proxy statement, the 2019 annual report to shareholders, and the agenda and rules of procedure for the 2020 annual meeting, on the Company’s website at www.gulfisland.com/eproxy.

Your vote is important regardless of the number of shares of the Company’s common stock you own.  Regardless of whether you plan to participate in the 2020 annual meeting, please promptly submit your proxy and voting instructions online or by phone, or sign, date and return a proxy card. The proxy card included with the proxy materials will not be updated to reflect the virtual meeting format and may continue to be used to vote in connection with the 2020 annual meeting. You are encouraged to submit proxies as early as possible to avoid COVID-19-related processing delays.

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels, and a provider of project management, hookup, commissioning, repair, maintenance and civil construction services. The Company’s customers include U.S. and international energy producers; refining, petrochemical, LNG, industrial, power and marine operators; EPC companies; and certain agencies of the U.S. government. The Company operates and manages its business through two operating divisions: Fabrication & Services and Shipyard, with its corporate headquarters located in Houston, Texas and operating facilities located in Houma, Jennings and Lake Charles, Louisiana.

Exhibit 99.1

Company Information

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Cautionary Statement

This release contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the duration and scope of, and uncertainties associated with, the COVID-19 pandemic and the impact thereof on our business and the global economy, which are evolving and beyond our control, our ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG and industrial facilities and offshore wind developments, ability to improve project execution, the cyclical nature of the oil and gas industry, competition, consolidation of our customers, timing and award of new contracts, reliance on significant customers, financial ability and credit worthiness of our customers, nature of our contract terms, competitive pricing and cost overruns on our projects, adjustments to previously reported profits or losses under the percentage-of-completion method, weather conditions, changes in backlog estimates, suspension or termination of projects, ability to raise additional capital, ability to amend or obtain new debt financing or credit facilities on favorable terms, ability to remain in compliance with our covenants contained in our Credit Agreement, ability to generate sufficient cash flow, ability to sell certain assets, any future asset impairments, utilization of facilities or closure or consolidation of facilities, customer or subcontractor disputes, ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs, operating dangers and limits on insurance coverage, barriers to entry into new lines of business, ability to employ skilled workers, loss of key personnel, performance of subcontractors and dependence on suppliers, changes in trade policies of the U.S. and other countries, compliance with regulatory and environmental laws, lack of navigability of canals and rivers, shutdowns of the U.S. government, systems and information technology interruption or failure and data security breaches, performance of partners in any future joint ventures and other strategic alliances, shareholder activism, focus on environmental, social and governance factors by institutional investors and other factors described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by subsequent filings with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.